Exhibit 99.1
1800 N Route Z, Suite A
Columbia, MO 65202
(800) 338-9585
NASDAQ: AOUT

Contact:

Liz Sharp, VP, Investor Relations

lsharp@aob.com

(573) 303-4620

American Outdoor Brands, Inc. Reports

Third Quarter Fiscal 2024 Financial Results

•
Net Sales $53.4 Million – Up 5.0%
•
Gross Margin 42.7%
•
Traditional Channel Sales $28.5 Million – Up 8.1%
•
E-Commerce Channel Sales $24.9 Million – Up 1.6%

COLUMBIA, Mo., March 7, 2024 – American Outdoor Brands, Inc. (NASDAQ Global Select: AOUT), an industry leading provider of products and accessories for rugged outdoor enthusiasts, today announced financial results for the third quarter of fiscal 2024 ended January 31, 2024.

Third Quarter Fiscal 2024 Financial Highlights

•
Quarterly net sales were $53.4 million, an increase of $2.5 million, or 5.0%, compared with net sales of $50.9 million for the comparable quarter last year. Traditional channel net sales increased 8.1%, while e-commerce net sales increased 1.6%. Compared with pre-COVID levels in fiscal 2020, quarterly net sales increased 23.3%.
•
Quarterly gross margin was 42.7%, a decrease of 440 basis points, compared with quarterly gross margin of 47.1% for the comparable quarter last year. Gross margin in the quarter was impacted by the amortization in the second half of fiscal 2024 of tariff and freight costs stemming from higher inventory purchases that occurred in the first half of fiscal 2024.
•
Quarterly GAAP net loss was $2.9 million, or ($0.23) per diluted share, compared with GAAP net loss of $2.9 million, or ($0.21) per diluted share, for the comparable quarter last year.
•
Quarterly non-GAAP net income was $1.0 million, or $0.08 per diluted share, compared with non-GAAP net income of $1.7 million, or $0.13 per diluted share, for the comparable quarter last year. GAAP to non-GAAP adjustments for net income exclude acquired intangible amortization, stock compensation, technology implementation, and other costs. For a detailed reconciliation, see the schedules that follow in this release.

1800 N Route Z, Suite A
Columbia, MO 65202
(800) 338-9585
NASDAQ: AOUT

•
Quarterly non-GAAP Adjusted EBITDAS was $2.4 million, or 4.4% of net sales, compared with $3.3 million, or 6.4% of net sales, for the comparable quarter last year. For a detailed reconciliation, see the schedules that follow in this release.

Brian Murphy, President and Chief Executive Officer, said, “We delivered a solid quarter, and I am very pleased with our results, which included top line sales growth, disciplined capital management, and the unveiling of several strategically important product introductions that we believe expand our brands’ runway for growth. I believe our results demonstrate our ability to remain focused on our long-term growth strategy, while successfully navigating the near-term environment. We delivered net sales growth of 5%, a result that came in ahead of our expectations and was supported by our diverse portfolio, evidenced by stronger sales across a number of brands within our Shooting Sports and Outdoor Lifestyle categories, which both delivered net sales growth. In addition, our e-Commerce and Traditional channels experienced net sales growth in the quarter.”

“Innovation, fueled by our Dock & Unlock™ process, is core to our long-term strategy, and new products launched within the past two years generated over 22% of our third quarter net sales. During the quarter, we launched a number of internally developed new products under our Caldwell, Grilla, and Hooyman brands. I believe these products are the tip of the iceberg, as we execute against a robust new product pipeline that extends well into the next five years, providing us with a long-term competitive advantage, and uniquely positioning our brands to expand market share, enter new product categories and markets, and broaden distribution.”

Andrew Fulmer, Chief Financial Officer, said, “In the third quarter of fiscal 2024, we delivered net sales growth, we strengthened our balance sheet, we lowered product inventories both internally and within the channel, and we continued to return cash to stockholders through our share repurchase program. At the same time, we finalized the lease expansion at our Columbia, Missouri headquarters and distribution facility, providing us with capacity for future growth. We ended the quarter with $15.9 million in cash and no debt, after repurchasing approximately $1.8 million of our common stock.”

“We believe our brands remain well positioned to capitalize on positive, long-term consumer outdoor participation trends. As a result, we continue to believe that our net sales for fiscal 2024 could exceed fiscal 2023 net sales by as much as 3.5%,” concluded Fulmer.

Conference Call and Webcast

The Company will host a conference call and webcast today, March 7, 2024, to discuss its third quarter fiscal 2024 financial and operational results. Speakers on the conference call will include Brian Murphy, President and Chief Executive Officer, and Andrew Fulmer, Chief Financial Officer. The conference call may include forward-looking statements and a discussion of non-GAAP financial measures. The conference call and webcast will begin at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). Those interested in listening to the conference call via telephone may call directly at (833) 630-1956 and ask to join the American Outdoor Brands call. No RSVP is necessary. The conference call audio webcast can also be accessed live on the Company's website at www.aob.com, under the Investor Relations section.

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

In this press release, certain non-GAAP financial measures, including “non-GAAP net income” and “Adjusted EBITDAS” are presented. A reconciliation of these and other non-GAAP financial measures are contained at the end

1800 N Route Z, Suite A
Columbia, MO 65202
(800) 338-9585
NASDAQ: AOUT

of this press release. From time to time, the Company considers and uses these non-GAAP financial measures as supplemental measures of operating performance in order to provide the reader with an improved understanding of underlying performance trends. The Company believes it is useful for itself and the reader to review, as applicable, both (1) GAAP measures that include (i) amortization of acquired intangible assets, (ii) stock compensation, (iii) facility consolidation costs, (iv) technology implementation, (v) acquisition costs, (vi) stockholder cooperation agreement costs, (vii) income tax adjustments, (viii) interest expense, (ix) income tax expense, and (x) depreciation and amortization; and (2) the non-GAAP measures that exclude such information. The Company presents these non-GAAP measures because it considers them an important supplemental measure of its performance and believes the disclosure of such measures provides useful information to investors regarding the Company’s financial condition and results of operations. The Company’s definition of these adjusted financial measures may differ from similarly named measures used by others. The Company believes these measures facilitate operating performance comparisons from period to period by eliminating potential differences caused by the existence and timing of certain expense items that would not otherwise be apparent on a GAAP basis. These non-GAAP measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for the Company's GAAP measures. The principal limitations of these measures are that they do not reflect the Company's actual expenses and may thus have the effect of inflating its financial measures on a GAAP basis.

About American Outdoor Brands, Inc.

American Outdoor Brands, Inc. (NASDAQ Global Select: AOUT) is an industry leading provider of outdoor products and accessories, including hunting, fishing, camping, shooting, outdoor cooking, and personal security and defense products, for rugged outdoor enthusiasts. The Company produces innovative, top quality products under its brands BOG®; BUBBA®; Caldwell®; Crimson Trace®; Frankford Arsenal®; Grilla Grills®; Hooyman®; Imperial®; LaserLyte®; Lockdown®; MEAT!; Old Timer®; Schrade®; Tipton®; Uncle Henry®; ust®; and Wheeler®. For more information about all the brands and products from American Outdoor Brands, Inc., visit www.aob.com.

Safe Harbor Statement

Certain statements contained in this press release may be deemed to be forward-looking statements under federal securities laws, and we intend that such forward-looking statements be subject to the safe harbor created thereby. All statements other than statements of historical facts contained or incorporated herein by reference in this press release, including statements regarding our future operating results, future financial position, business strategy, objectives, goals, plans, prospects, markets, and plans and objectives for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “targets,” “contemplates,” “projects,” “predicts,” “may,” “might,” “plan,” “would,” “should,” “could,” “may,” “can,” “potential,” “continue,” “objective,” or the negative of those terms, or similar expressions intended to identify forward-looking statements. However, not all forward-looking statements contain these identifying words. Specific forward-looking statements in this press release include our belief that our results demonstrate our ability to remain focused on our long-term growth strategy, while successfully navigating the near-term environment; our belief that our new product pipeline helps us secure a long-term sustainable competitive advantage, and uniquely positions our brands to expand market share, enter new product categories and markets, and broaden distribution; our belief that our brands remain well positioned to capitalize on positive, long-term consumer outdoor participation trends; and our continued belief that our net sales for fiscal 2024 could exceed fiscal 2023 net sales by as much as 3.5%. We caution that these statements are qualified by important risks, uncertainties, and other factors that could cause actual results to differ materially from those reflected by such

1800 N Route Z, Suite A
Columbia, MO 65202
(800) 338-9585
NASDAQ: AOUT

forward-looking statements. Such factors include, among others, potential disruptions in our ability to source the materials necessary for the production of our products, disruptions and delays in the manufacture of our products, and difficulties encountered by retailers and other components of the distribution channel for our products; economic, social, political, legislative, and regulatory factors; lawsuits and their effect on us; inventory levels, both internally and in the distribution channel, in excess of demand; natural disasters, pandemics, seasonality, news events, political events, and consumer tastes; future investments for capital expenditures; future products and product development; the features, quality, and performance of our products; the success of our strategies and marketing programs; our market share and factors that affect our market share; liquidity and anticipated cash needs and availability; the supply, availability, and costs of materials and components and related tariffs; our ability to maintain and enhance brand recognition and reputation; risks associated with the distribution of our products and overall availability of labor; and other factors detailed from time to time in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended April 30, 2023.

1800 N Route Z, Suite A
Columbia, MO 65202
(800) 338-9585
NASDAQ: AOUT

AMERICAN OUTDOOR BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
	As of:
	January 31,2024	April 30, 2023
	(Unaudited)
	(In thousands, except par value and share data)
ASSETS
Current assets:
Cash and cash equivalents	$15,890	$21,950
Accounts receivable, net of allowance for credit losses of $133 on January 31, 2024 and $125 on April 30, 2023	27,220	26,846
Inventories	100,016	99,734
Prepaid expenses and other current assets	6,564	7,839
Income tax receivable	246	1,251
Total current assets	149,936	157,620
Property, plant, and equipment, net	11,437	9,488
Intangible assets, net	43,273	52,021
Right-of-use assets	33,978	24,198
Other assets	455	260
Total assets	$239,079	$243,587
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$9,245	$11,544
Accrued expenses	9,445	8,741
Accrued payroll and incentives	3,018	1,813
Lease liabilities, current	1,303	904
Total current liabilities	23,011	23,002
Notes and loans payable	—	4,623
Lease liabilities, net of current portion	33,642	24,064
Other non-current liabilities	—	34
Total liabilities	56,653	51,723
Commitments and contingencies
Equity:
Preferred stock, $0.001 par value, 20,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.001 par value, 100,000,000 shares authorized, 14,627,170 shares issued and 12,778,097 shares outstanding on January 31, 2024 and 14,447,149 shares issued and 13,233,151 shares outstanding on April 30, 2023	15	14
Additional paid in capital	275,841	272,784
Retained deficit	(69,321)	(62,375)
Treasury stock, at cost (1,849,073 shares on January 31, 2024 and 1,213,998 shares on April 30, 2023)	(24,109)	(18,559)
Total equity	182,426	191,864
Total liabilities and equity	$239,079	$243,587

1800 N Route Z, Suite A
Columbia, MO 65202
(800) 338-9585
NASDAQ: AOUT

AMERICAN OUTDOOR BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	For the Three Months Ended January 31,		For the Nine Months Ended January 31,
	2024	2023	2024	2023
	(Unaudited)
Net sales	$53,425	$50,894	$154,801	$149,006
Cost of sales	30,591	26,905	85,758	80,015
Gross profit	22,834	23,989	69,043	68,991
Operating expenses:
Research and development	1,792	1,575	5,065	4,887
Selling, marketing, and distribution	14,464	14,522	41,933	40,226
General and administrative	9,461	10,893	29,035	32,575
Total operating expenses	25,717	26,990	76,033	77,688
Operating loss	(2,883)	(3,001)	(6,990)	(8,697)
Other income, net:
Other income, net	51	226	143	1,052
Interest expense, net	(65)	(213)	(71)	(641)
Total other (expense)/income, net	(14)	13	72	411
Loss from operations before income taxes	(2,897)	(2,988)	(6,918)	(8,286)
Income tax expense/(benefit)	13	(125)	28	(98)
Net loss	$(2,910)	$(2,863)	$(6,946)	$(8,188)
Net loss per share:
Basic	$(0.23)	$(0.21)	$(0.53)	$(0.61)
Diluted	$(0.23)	$(0.21)	$(0.53)	$(0.61)

1800 N Route Z, Suite A
Columbia, MO 65202
(800) 338-9585
NASDAQ: AOUT

AMERICAN OUTDOOR BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Nine Months Ended January 31,
	2024	2023
	(In thousands)
Cash flows from operating activities:
Net loss	$(6,946)	$(8,188)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	11,919	12,556
Loss on sale/disposition of assets	7	94
Provision for credit losses on accounts receivable	9	12
Stock-based compensation expense	3,071	2,900
Changes in operating assets and liabilities:
Accounts receivable	(383)	3,725
Inventories	(282)	16,171
Accounts payable	(2,034)	(2,767)
Accrued liabilities	1,909	1,236
Other	2,553	(1,476)
Net cash provided by operating activities	9,823	24,263
Cash flows from investing activities:
Payments to acquire patents and software	(1,180)	(3,036)
Proceeds from sale of property and equipment	131	30
Payments to acquire property and equipment	(4,271)	(1,225)
Net cash used in investing activities	(5,320)	(4,231)
Cash flows from financing activities:
Payments on notes and loans payable	(5,000)	(15,170)
Payments to acquire treasury stock	(5,550)	(2,568)
Cash paid for debt issuance costs	—	(88)
Proceeds from exercise of options to acquire common stock, including employee stock purchase plan	339	287
Payment of employee withholding tax related to restricted stock units	(352)	(304)
Net cash used in financing activities	(10,563)	(17,843)
Net (decrease)/increase in cash and cash equivalents	(6,060)	2,189
Cash and cash equivalents, beginning of period	21,950	19,521
Cash and cash equivalents, end of period	$15,890	$21,710
Supplemental disclosure of cash flow information
Cash paid for:
Interest	$254	$597
Income taxes (net of refunds)	$(979)	$86

1800 N Route Z, Suite A
Columbia, MO 65202
(800) 338-9585
NASDAQ: AOUT

AMERICAN OUTDOOR BRANDS, INC. AND SUBSIDIARIES RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES (In thousands, except per share data) (Unaudited)
	For the Three Months Ended January 31,			For the Nine Months Ended January 31,
	2024		2023	2024		2023

GAAP gross profit	$22,834		$23,989	$69,043		$68,991
Facility consolidation costs	—		198	—		356
Non-GAAP gross profit	$22,834		$24,187	$69,043		$69,347

GAAP operating expenses	$25,717		$26,990	$76,033		$77,688
Amortization of acquired intangible assets	(2,960)		(3,074)	(8,881)		(9,224)
Stock compensation	(1,133)		(1,065)	(3,071)		(2,900)
Facility consolidation costs	—		(350)	—		(484)
Technology implementation	(106)		(543)	(465)		(1,585)
Acquisition costs	—		—	—		(47)
Stockholder cooperation agreement costs	—		—	—		(1,177)
Other	—		—	(204)		—
Non-GAAP operating expenses	$21,518		$21,958	$63,412		$62,271

GAAP operating loss	$(2,883)		$(3,001)	$(6,990)		$(8,697)
Amortization of acquired intangible assets	2,960		3,074	8,881		9,224
Stock compensation	1,133		1,065	3,071		2,900
Facility consolidation costs	—		548	—		840
Technology implementation	106		543	465		1,585
Acquisition costs	—		—	—		47
Stockholder cooperation agreement costs	—		—	—		1,177
Other	—		—	204		—
Non-GAAP operating income	$1,316		$2,229	$5,631		$7,076

GAAP net loss	$(2,910)		$(2,863)	$(6,946)		$(8,188)
Amortization of acquired intangible assets	2,960		3,074	8,881		9,224
Stock compensation	1,133		1,065	3,071		2,900
Facility consolidation costs	—		548	—		840
Technology implementation	106		543	465		1,585
Acquisition costs	—		—	—		47
Stockholder cooperation agreement costs	—		—	—		1,177
Other	—		—	204		—
Income tax adjustments	(286)		(641)	(1,284)		(1,819)
Non-GAAP net income	$1,003		$1,726	$4,391		$5,766

GAAP net loss per share - diluted	$(0.23)		$(0.21)	$(0.53)		$(0.61)
Amortization of acquired intangible assets	0.22		0.23	0.66		0.69
Stock compensation	0.09		0.08	0.23		0.22
Facility consolidation costs	—		0.04	—		0.06
Technology implementation	0.01		0.04	0.03		0.12
Acquisition costs	—		—	—		—
Stockholder cooperation agreement costs	—		—	—		0.09
Other	—		—	0.02		—
Income tax adjustments	(0.02)		(0.05)	(0.10)		(0.14)
Non-GAAP net income per share - diluted	$0.08	(a)	$0.13	$0.33	(a)	$0.42	(a)

(a) Non-GAAP net income per share does not foot due to rounding.

1800 N Route Z, Suite A
Columbia, MO 65202
(800) 338-9585
NASDAQ: AOUT

AMERICAN OUTDOOR BRANDS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET LOSS TO NON-GAAP ADJUSTED EBITDAS (In thousands) (Unaudited)

	For the Three Months Ended January 31,		For the Nine Months Ended January 31,
	2024	2023	2024	2023
GAAP net loss	$(2,910)	$(2,863)	$(6,946)	$(8,188)
Interest expense	65	213	71	641
Income tax expense/(benefit)	13	(125)	28	(98)
Depreciation and amortization	3,968	3,894	11,848	12,115
Stock compensation	1,133	1,065	3,071	2,900
Technology implementation	106	543	465	1,585
Acquisition costs	—	—	—	47
Facility consolidation costs	—	548	—	840
Stockholder cooperation agreement costs	—	—	—	1,177
Other	—	—	204	—
Non-GAAP Adjusted EBITDAS	$2,375	$3,275	$8,741	$11,019